Registration No. 333-__________

As filed with the Securities and Exchange Commission on July 2, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota (State or other jurisdiction of incorporation or organization)	81-2683619 (I.R.S. Employer Identification No.)

1101 First Avenue North
Fargo, North Dakota 58102

(Address, including zip code,
of registrant’s principal executive offices)
____________________

NI Holdings, Inc. 2020 Stock and Incentive Plan

(Full title of the plan)
____________________

Michael J. Alexander

Executive Vice President and Chief Executive Officer

Nodak Insurance Company

1101 First Avenue North

Fargo, North Dakota 58102

(701) 298-4200

(Name, address and telephone number,
including area code, of agent for service of process)

____________________

Copies to:

David F. Marx

Dorsey & Whitney LLP

111 South Main Street, 21st Floor

Salt Lake City, Utah 84111

(801) 933-7363

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000	$14.96	$14,960,000	$1,941.81

(1)	This Registration Statement covers the registration of 1,000,000 additional shares of Common Stock of NI Holdings, Inc., par value $0.01 per share, authorized for issuance under the NI Holdings, Inc. 2020 Stock and Incentive Plan (the “Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the high and low prices per share of the Common Stock as reported on The NASDAQ Capital Market on June 30, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the NI Holdings, Inc. 2020 Stock and Incentive Plan (the “Plan”) as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by NI Holdings, Inc. (the “Company”), are incorporated by reference in this Registration Statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(c)	the Company’s Current Reports on Form 8-K filed on March 2, 2020, April 22, 2020, and May 29, 2020; and

(d)	the description of the Company’s Common Stock, par value $0.01 per share, as contained in the Registration Statement on Form 8-A filed on December 22, 2016, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Indemnification

North Dakota law provides that a North Dakota corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law,

1

unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. North Dakota law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his office, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Our bylaws provide for (i) the indemnification of the directors, officers, employees, and agents of NI Holdings, Inc. and its subsidiaries to the fullest extent permitted by North Dakota law and (ii) the elimination of a directors’ liability for monetary damages to the fullest extent permitted by North Dakota law.

Liability Insurance

We also maintain an insurance policy insuring our directors, officers and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of NI Holdings, Inc. (1)
4.2	Bylaws of NI Holdings, Inc. (2)
4.3	Amendment to the Bylaws of NI Holdings, Inc. (3)
4.4	Amendment No. 2 to the Bylaws of NI Holdings, Inc. (6)
4.5	Form of certificate evidencing shares of common stock of NI Holdings, Inc. (4)
5.1	Opinion of Dorsey & Whitney LLP*
23.1	Consent of Mazars USA LLP, independent registered public accounting firm*
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement)
99.1	NI Holdings, Inc. 2020 Stock and Incentive Plan (5)

* Filed herewith.

(1) Filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-214057) filed with the SEC on October 11, 2016, and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-214057) filed with the SEC on October 11, 2016, and incorporated herein by reference.

(3) Filed as Exhibit 3.1 to the Company’s Form 8-K (File No. 001-37973) filed with the SEC on March 2, 2020, and incorporated herein by reference.

(4) Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-214057) filed with the SEC on October 11, 2016, and incorporated herein by reference.

(5) Filed as Exhibit 10.1 to the Company’s Form 8-K (File No.001-37973) filed with the SEC on May 29, 2020, and incorporated herein by reference.

(6) Filed as Exhibit 4.1 to the Company’s Form 8-K (File No. 001-37973) filed with the SEC on April 22, 2020, and incorporated herein by reference.

Item 9.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on July 2, 2020.

NI HOLDINGS, INC.

By	/s/ Michael J. Alexander
Name: Michael J. Alexander
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Alexander and Brian R. Doom and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Alexander	President and Chief Executive Officer (Principal Executive Officer), Director	July 2, 2020
Michael J. Alexander

/s/ Eric K. Aasmundstad	Director	July 2, 2020
Eric K. Aasmundstad

/s/ William R. Devlin	Director	July 2, 2020
William R. Devlin

/s/ Duaine C. Espegard	Director	July 2, 2020
Duaine C. Espegard

/s/ Cindy L. Launer	Director	July 2, 2020
Cindy L. Launer

/s/ Stephen V. Marlow	Director	July 2, 2020
Stephen V. Marlow

/s/ Jeffrey R. Missling	Director	July 2, 2020
Jeffrey R. Missling

/s/ Brian R. Doom	Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2020
Brian R. Doom

Exhibit Index to
Form S-8

NI Holdings, Inc.

Exhibit Number	Description
4.1	Articles of Incorporation of NI Holdings, Inc. (1)
4.2	Bylaws of NI Holdings, Inc. (2)
4.3	Amendment to the Bylaws of NI Holdings, Inc. (3)
4.4	Amendment No. 2 to the Bylaws of NI Holdings, Inc. (6)
4.5	Form of certificate evidencing shares of common stock of NI Holdings, Inc. (4)
5.1	Opinion of Dorsey & Whitney LLP*
23.1	Consent of Mazars USA LLP, independent registered public accounting firm*
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement)
99.1	NI Holdings, Inc. 2020 Stock and Incentive Plan (5)

* Filed herewith.

(1) Filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-214057) filed with the SEC on October 11, 2016, and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-214057) filed with the SEC on October 11, 2016, and incorporated herein by reference.

(3) Filed as Exhibit 3.1 to the Company’s Form 8-K (File No. 001-37973) filed with the SEC on March 2, 2020, and incorporated herein by reference.

(4) Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-214057) filed with the SEC on October 11, 2016, and incorporated herein by reference.

(5) Filed as Exhibit 10.1 to the Company’s Form 8-K (File No.001-37973) filed with the SEC on May 29, 2020, and incorporated herein by reference.

(6) Filed as Exhibit 4.1 to the Company’s Form 8-K (File No. 001-37973) filed with the SEC on April 22, 2020, and incorporated herein by reference.